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                                                                 EXHIBIT 16.1


                   [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



October 23, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by BioMedicines, Inc. (copy attached), which we understand will be filed with the Commission as part of the Company's Registration Statement on Form S-1. We agree with the statements concerning our Firm in such Form S-1 under the caption "change in independent auditors."

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP